As filed with the Securities and Exchange Commission on May 7, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHATTEM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-0156300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1715 West 38th Street

Chattanooga, Tennessee 37409

(423) 821-4571

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THEODORE K. WHITFIELD, JR., ESQ.

Vice President, General Counsel and Secretary

1715 West 38th Street

Chattanooga, Tennessee 37409

(423) 821-4571

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hugh F. Sharber, Esq.

Miller & Martin PLLC

1000 Volunteer Building

832 Georgia Avenue

Chattanooga, Tennessee 37402-2289

(423) 756-6600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities (2)
Common Stock, no par value per share (3)
Preferred Stock
Warrants
Depositary Shares
Stock Purchase Contracts
Units

(1)	An indeterminate aggregate, initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	We are also registering an indeterminate amount of guarantees by certain of our subsidiaries of debt securities. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is due for the guarantees.
(3)	Each share of common stock being registered hereby includes associated rights to acquire Series A junior participating preferred stock of Chattem, Inc. pursuant to the shareholders rights plan described in the prospectus contained in this registration statement. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock. The value attributable to the associated rights, if any, is reflected in the value attributable to the common stock.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Units

We may offer and sell from time to time the securities listed above in one or more classes or series, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. The securities offered may be convertible into or exercisable or exchangeable for other securities of our Company. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. Certain of our subsidiaries may provide guarantees for debt securities that we may offer.

We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, relating to the specific issue of securities carefully before you invest.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

We or the selling securityholders may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CHTT.”

Investing in our securities involves risks. You should consider carefully the risks under the caption “ Risk Factors” included in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as supplemented or revised by our subsequent Quarterly Reports on Form 10-Q, and under the caption “ Risk Factors” in any applicable prospectus supplement before you invest in any of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated May 7, 2008.

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration. Under this shelf registration process, we from time to time may offer and sell, in one or more offerings, the securities or combinations of securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of our securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering including, if applicable, a pricing supplement. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the heading “Where You Can Find More Information and Incorporation by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information and Incorporation by Reference”.

Except as otherwise indicated, all references in this prospectus to “we”, “us”, “our” or “Chattem” refer to Chattem, Inc. and our subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that we believe are “forward-looking statements” under the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements generally can be identified by use of phrases such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast” or other similar words or phrases. These forward-looking statements relate to, among other things, our strategic and business initiatives and plans for growth or operating changes; our financial condition and results of operations; future events, developments or performance; and management’s expectations, beliefs, plans, estimates and projections. All of these forward-looking statements are subject to risks, uncertainties and assumptions, which we describe under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented or revised by our subsequent Quarterly Reports on Form 10-Q, or in the other documents we incorporate by reference.

While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date of this prospectus or the date of the document incorporated by reference.

You should read this prospectus, any applicable prospectus supplement, the documents incorporated by reference in this prospectus and the documents that we reference in this prospectus and have filed previously as exhibits to filings with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. Although we may elect to update these forward-looking statements at some point in the future, we and our management specifically disclaim any obligation to do so, even if new information becomes available in the future or as a result of future events, changes in assumptions or otherwise. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

You should carefully consider the specific risks under the caption “Risk Factors” set forth in any applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

WHERE YOU CAN FIND MORE INFORMATION AND

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public through our website at www.chattem.com. Except as otherwise specifically incorporated by reference herein, we have not incorporated by reference into this prospectus the information included on or linked from our website or the SEC’s website, and you should not consider it to be part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents filed by us with the SEC, which means that important information can be disclosed to you by referring to these documents. We have filed the following documents with the SEC, and these documents are incorporated in this prospectus by reference:

•	Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed on January 29, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2008, filed on April 8, 2008;

•	Current Reports on Form 8-K filed on February 14, 2008 and May 7, 2008;

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed February 29, 2008, incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended November 30, 2007; and

•

The description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to termination of the offering of the securities by means of this prospectus will be automatically incorporated by reference and be a part of this prospectus from their respective filing dates (excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any information incorporated by reference in this prospectus at no cost by requesting it, in writing or by telephone, from us at Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409, Attention: Director of Investor Relations, 1-800-366-6077.

ABOUT CHATTEM, INC.

Founded in 1879, we are a leading marketer and manufacturer of a broad portfolio of branded over-the-counter (“OTC”) healthcare products, toiletries and dietary supplements in such categories as medicated skin care, topical pain care, oral care, internal OTC, medicated dandruff shampoos, dietary supplements and other OTC and toiletry products.

Our products target niche markets that are often outside the focus of larger companies where we believe we can achieve and sustain significant market share through product innovation and strong advertising and promotion support. Many of our products are among the U.S. market leaders in their respective categories. We support our brands through extensive and cost-effective advertising and promotion. We sell our products nationally through mass merchandiser, drug and food channels, principally utilizing our own sales force.

Our experienced management team has grown our business by acquiring brands, developing product line extensions and increasing market penetration of our existing products. We will continue to seek opportunities to acquire attractive brands in niche markets.

Chattem is a corporation formed under the laws of Tennessee. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CHTT.” Our principal executive offices are located at 1715 West 38th Street, Chattanooga, TN 37409, and our telephone number is (423) 821-4571.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by selling securityholders, if applicable.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each period indicated is set forth in the following table:

	For the Year Ended November 30,					For the Quarter Ended February 29, 2008
	2003	2004	2005	2006	2007
Ratio of earnings to fixed charges	2.7:1	1.1:1	4.8:1	6.8:1	4.0:1	4.5:1

For purposes of calculating the ratio of earnings to fixed charges, (i) “earnings” consist of our consolidated income from continuing operations before income taxes, fixed charges and cumulative effect of change in accounting principle and (ii) “fixed charges” consist of interest expense, amortization of deferred financing costs and the portion of rental expense representing interest.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. The debt securities will be issued under an indenture among us, certain of our subsidiaries that may guarantee the securities, as applicable, and U.S. Bank National Association and permitted successors thereto, as trustee.

We have summarized selected provisions of the indenture below. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. The following summary of selected provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. Capitalized terms used in the summary have the meanings specified in the indenture.

General

We can issue an unlimited amount of debt securities that may be in one or more series with the same or various maturities, at par, at premium or at a discount. We may specify a maximum aggregate principal amount for the debt securities of any series. The indenture does not limit our ability to issue convertible or subordinated debt securities. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture. The terms of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities.

The applicable prospectus supplement will describe the following terms of each particular series of such debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	the person to whom any interest on the debt securities will be payable;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate or rates that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any periods within which, and terms upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	whether the debt securities are defeasible and any changes or additions to the indenture’s defeasance provisions;

•	whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected;

•	any addition to or change in the events of default with respect to the debt securities;

•	any addition to or change in the covenants in the indenture;

•	the terms of subordination of any subordinated debt securities;

•	whether any of our subsidiaries will provide guarantees of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Debt securities, including Original Issue Discount Securities (as defined in the indenture), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Subsidiary Guarantees

If specified in the prospectus supplement, certain of our domestic subsidiaries (our “subsidiary guarantors”) will guarantee the debt securities of a series.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose all or substantially all of our assets to, any person, and may not permit any person to consolidate with or merge into us, unless:

•

the successor person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction of the United States and assumes our obligations with respect to the debt securities under the indenture;

•	immediately after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, exists; and

•

we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction and the related supplemental indenture comply with the applicable provisions of the indenture and all applicable conditions precedent have been satisfied.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt securities of that series when due, that is not cured within 30 days;

(3)	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, that is not cured within 30 days;

(4)	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series or that is not made applicable to that series), that is not cured within 90 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture;

(5)	certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries; or

(6)	any other event of default provided with respect to debt securities of that series.

If an event of default (other than an event of default with respect to Chattem, Inc., described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee by notice to us or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to us and the trustee may declare the principal amount of the debt securities of that series (or, in the case of any Original Issue Discount Security, such portion of the principal amount of such security as may be specified in the terms of such security) to be due and payable immediately. If an event of default with respect to Chattem, Inc., described in clause (5) above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Additional Provisions

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	such holder gives the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series made a written request to pursue the remedy, and such holders have offered reasonable indemnity, to the trustee for losses incurred in connection with pursuit of the remedy; and

•

the trustee fails to comply with the request, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security to enforce the payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of the indenture may be made by us, our subsidiary guarantors, if applicable, and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any debt security;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt securities in a manner adverse to the holders of such debt securities;

•	except as provided in the indenture, release the guarantee of a subsidiary guarantor;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	change the ranking of any series of debt securities.

Unless otherwise specified in the prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may also waive any past default under the indenture, except a default:

•	in the payment of principal, premium or interest or the payment of any redemption, purchase or repurchase price;

•	arising from our failure to convert any debt security in accordance with the indenture; or

•	of certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities expressly provided for in the indenture or any other surviving rights expressly provided for in a supplemental indenture) when:

either:

•

all debt securities that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all debt securities that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have deposited with the trustee as trust funds U.S. dollars or U.S. government obligations in an amount sufficient, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that we have satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We and, if applicable, each subsidiary guarantor will be discharged from all our obligations with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (5) under “—Events of Default,” at any time until 90 days after such deposit;

(3)	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound; and

(4)	we have delivered to the trustee an opinion of counsel to the effect that such defeasance will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The indenture provides that we may elect, at our option, that our failure to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), and (4) under the heading—“Legal Defeasance” above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Concerning the Trustee

The trustee under the indenture is U.S. Bank, National Association. U.S. Bank, National Association also acts as trustee under certain of our other indentures.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of the Tennessee Business Corporation Act, or the TBCA, and our restated charter and amended and restated bylaws, or bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the restated charter and bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, without par value, of which 19,177,048 shares were issued and outstanding as of April 1, 2008, and 1,000,000 shares of preferred stock, none of which are issued and outstanding.

Common Stock

Holders of our common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefor, if any. The holders of common stock are entitled to share ratably in any distribution to shareholders upon our liquidation. The holders of common stock have no preemptive, conversion, registration or other subscription or conversion rights, other than our shareholder rights plan discussed below, and the common stock is not subject to further calls or assessments by us. The common stock currently outstanding is, and the common stock issued by us hereunder will be, when issued, validly issued, fully-paid and non-assessable.

Holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders and do not have cumulative voting rights in the election of directors. This means that the holders of a majority of the outstanding shares of common stock voting in an election of directors can elect all of the directors then standing for election, if they choose to do so.

Transfer Agent

The Transfer Agent for our common stock is Computershare Investor Services, LLC, Canton, Massachusetts.

Share Exchange Listing

Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “CHTT.”

Preferred Stock

Our board of directors has authority to divide the preferred stock into series and to fix the rate of dividend, redemption rights, liquidation preferences, sinking fund provisions, terms and conditions of conversion, voting rights, cumulative rights and any other designations pertaining to such shares not forbidden by law. Except as otherwise provided by law or by action of our board of directors, the entire voting power is currently vested exclusively in the common stock. Dividends on any outstanding shares of preferred stock must be declared and paid before any dividends on common stock. In connection with our shareholder rights plan, our board of directors has designated 200,000 shares of our preferred stock as Series A junior participating preferred stock. See our Current Report on Form 8-K, filed on February 1, 2000, for more information about the terms of our Series A junior participating preferred stock. The issuance of the preferred stock, including an issuance pursuant to our shareholder rights plan, could adversely affect the voting power of holders of common stock, impair the liquidation rights of the common stock, and could have the effect of delaying, deferring or preventing a change in control of us.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Provisions of our Shareholder Rights Plan and Restated Charter

Provisions of our shareholder rights plan and restated charter may deter unfriendly offers or other efforts to obtain control over us. Generally, if any person attempts to acquire 15% of our common stock then outstanding, without the approval of our independent directors, pursuant to our shareholder rights plan, our shareholders may purchase a significant amount of additional shares of our common stock at 50% of the then applicable market price. You may refer to our Current Report on Form 8-K, filed on February 1, 2000, for more information about the terms of our shareholder rights plan.

Our restated charter contains the following additional provisions which have the effect of discouraging take-over attempts delaying or preventing a merger, tender offer or other change of control of us:

•	our directors are divided into three classes, and only one class of directors is elected at each annual meeting and each director is elected for a term of three years;

•	directors may be removed only for cause prior to the expiration of their terms; and

•

we are prohibited from engaging in certain business combination transactions with any interested shareholder unless such transaction is approved by the affirmative vote of at least 80% of the outstanding shares of our common stock held by disinterested shareholders, unless disinterested members of our board of directors approve the transaction or certain fairness conditions are satisfied, in which case such transaction may be approved by either the affirmative vote of the holders of not less than 76% of our outstanding shares of common stock and the affirmative vote of the holders of not less than 66  2/3% of the outstanding shares of our common stock which are not owned by the interested shareholder, or by majority of disinterested members of our board of directors, provided that certain quorum requirements are met.

Provisions of Tennessee Law Relating to Business Combinations and Acquisitions

Tennessee Business Combination Act

The Tennessee Business Combination Act prevents an interested shareholder, which is defined generally as a person owning 10% or more of our voting stock, from engaging in a business combination with us for five years following the date such person became an interested shareholder unless before such person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination, and the proposed business combination satisfied any additional applicable requirements imposed by law and by our charter or our amended and restated bylaws. If the requisite approval for the business combination or share acquisition has not been obtained, any business combination is prohibited until the expiration of five years following the date such person became an interested shareholder.

Tennessee Greenmail Act

The Tennessee Greenmail Act, or the TGA, makes it illegal for us to purchase our shares at a price above market value from any person who holds more than 3% of our common stock, unless the person has held such shares for more than two years, the purchase has been approved by the holders of a majority of the outstanding shares of our common stock, or we have made an offer of at least equal value per share for all other shares of our common stock. Any shareholder that sells its shares to us in violation of the TGA is liable to us for damages equal to double the amount by which the sum paid for the shares exceeded the market value of the shares.

Certain Effects of Authorized but Unissued Stock

Unissued and unreserved shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. One of the effects of unissued and unreserved shares of capital stock may be to enable the board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, the board of directors determines that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without shareholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Advance Notice Provisions for Shareholder Nominations and Proposals

Under our amended and restated bylaws, notices of nominations for directors by a shareholder to be made at a meeting of shareholders must be received by us, in the case of an annual meeting, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received by us not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first; and in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

Under our amended and restated bylaws, notices of proposals by a shareholder to be made at an annual meeting of shareholders must be received by us no less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed, or public disclosure of the date of the annual meeting was made, whichever occurs first.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences, if applicable.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part or Current Report on Form 8-K incorporated by reference herein.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or units, will be filed with the SEC in connection with the offering of stock purchase contracts or units. The prospectus supplement relating to a particular issue of stock purchase contracts or units will describe the terms of those stock purchase contracts or units including a discussion of applicable material U.S. federal income tax considerations and any other information we think is important about the stock purchase contracts or units.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions. Each series of securities will be a new issue and, other than the common stock, which is listed on the Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents are deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with, or perform services for, us, our subsidiaries and/or the selling securityholders, in the ordinary course of business.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities to be sold by a selling securityholder and the percentage of such class of securities owned by such selling securityholder prior to and after an offering. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Miller & Martin PLLC, Chattanooga, Tennessee. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto (which reports expressed unqualified opinions and the report with respect to the consolidated financial statements and schedule contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and Statement of Financial Accounting Standards No. 123(R), Share-Based Payments) and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the aggregate estimated expenses, other than discounts and commissions to underwriters, agents or dealers, to be incurred by the registrant in connection with the sale of the securities being registered hereby. All amounts are estimated.

Amount to be Paid
SEC Registration Fee	$	*
Accounting Fees and Expenses		+
Printing Fees and Expenses		+
Accounting Fees and Expenses		+
Legal Fees and Expenses		+
Miscellaneous		+

Total		+

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
+	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant’s amended and restated charter, as amended, or the restated charter, provides for the indemnification of persons involved in actions, suits or proceedings by reason of the fact that they are or have been a director, officer or employee of the registrant (or were serving at the request of the registrant as a director, officer, employee or agent of another entity) to the fullest extent permitted by the Tennessee Business Corporation Act, or the TBCA, against all expense, liability or loss.

Indemnification under the registrant’s restated charter may include payment of expenses in advance of the final disposition of a proceeding and will automatically expand if the indemnification accorded the registrant’s directors, officers and employees is extended by any amendment to the TBCA. The registrant’s restated charter also permits the registrant, by action of its Board of Directors, to indemnify the registrant’s agents with the same scope and effect as the above-described indemnification of officers, directors and employees.

For claims which are not otherwise covered by the indemnification provisions of the registrant’s restated charter, the registrant’s amended and restated by-laws, as amended, provide that the registrant’s officers and directors shall be indemnified to the maximum extent permitted by law.

The registrant maintains an insurance policy, which indemnifies its officers and directors against certain liabilities.

ITEM 16.	EXHIBITS

Exhibit Number	Description of Exhibit
1.1 *	Form of Underwriting Agreement

4.1 (a)	Restated Charter of Chattem, Inc., as amended

4.2 (b)	Amended and Restated By-Laws of Chattem, Inc., as amended

4.3 (c)	Rights Agreement dated January 27, 2000 between Chattem, Inc. and SunTrust Bank, Atlanta, N.A.

4.4 (d)	Indenture dated as of February 26, 2004 among Chattem, Inc., its domestic subsidiaries and SouthTrust Bank, as trustee, relating to the Floating Rate Senior Notes due 2010

4.5 (d)	Indenture dated as of February 26, 2004 among Chattem, Inc., its domestic subsidiaries and SouthTrust Bank, as trustee, relating to the 7% Senior Subordinated Notes due 2014

4.6 (e)	First Amendment to and Supplemental Indenture dated July 25, 2006 among Chattem, Inc., its domestic subsidiaries and U.S. Bank, National Association, as successor trustee, relating to the 7% Senior Subordinated Notes due 2014

4.7 (f)	Indenture dated as of November 22, 2006 between Chattem, Inc. and U.S. Bank, National Association, as trustee, relating to 2% Convertible Senior Notes due 2013

4.8 (f)	Registration Rights Agreement dated November 22, 2006 among Chattem, Inc. and the purchasers of the 2% Convertible Senior Notes due 2013

4.9 (g)	Indenture dated as of April 11, 2007 between Chattem, Inc., and U.S. Bank, National Association, as trustee, relating to 1.625% Convertible Senior Notes due 2014

4.10 (g)	Registration Rights Agreement dated April 11, 2007 between Chattem, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.11	Form of Indenture to be entered into between Chattem, Inc. and U.S. Bank National Association

4.12 *	Specimen of Chattem, Inc. Common Stock Certificate

4.13 *	Form of Debt Securities

4.14 *	Certificate of Designation of Preferred Stock

4.15 *	Form of Warrant Agreement (including form of warrant certificate)

4.16 *	Form of Stock Purchase Contract (including form of stock purchase certificate) and, if applicable, Pledge Agreement

4.17 *	Form of Depositary Agreement with respect to Depositary Shares (including form of depositary receipt)

5.1	Opinion of Miller & Martin PLLC

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Miller & Martin PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature pages to this registration statement)

25.1	Form T-1 Statement of Eligibility of Trustee

*	To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.

(a)	Incorporated by reference to an exhibit to the registrant’s Annual Report on Form 10-K for the year ended November 30, 1992 and to each of the following amendments thereto: (i) Exhibit 4.2 to the registrant’s registration statement on Form S-8 filed on June 2, 1999, (ii) Exhibit 3 to the registrant’s Annual Report on Form 10-K for the year ended November 30, 1999 and (iii) Appendix B to the registrant’s Proxy Statement on Schedule 14A filed March 4, 2005.
(b)	Incorporated by reference to Exhibit 4 to the registrant’s Annual Report on Form 10-K for the year ended November 30, 1995 and to each of the following amendments thereto: (i) Exhibit 3 to the registrant’s Current Report on Form 8-K filed February 1, 2000, (ii) Exhibit 99.2 to the registrant’s Current Report on Form 8-K/A filed on August 31, 2005 and (iii) Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on November 13, 2007.
(c)	Incorporated by reference to Exhibit 1 to the registrant’s registration statement on Form 8-A filed February 1, 2000.
(d)	Incorporated by reference to an exhibit to the registrant’s Form S-4 filed March 22, 2004.
(e)	Incorporated by reference to an exhibit to the registrant’s Form 8-K filed July 19, 2006, as supplemented by Form 8-K filed July 26, 2006.
(f)	Incorporated by reference to an exhibit to the registrant’s Form 8-K filed November 29, 2006.
(g)	Incorporated by reference to an exhibit to the registrant’s Form 8-K filed April 17, 2007.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on May 7, 2008.

CHATTEM, INC.

By:	/s/ ROBERT B. LONG
Robert B. Long
Principal Financial and Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Bosworth, Theodore K. Whitfield, Jr. and Robert B. Long, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, any exhibits thereto and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on May 7, 2008.

Signature	Title

/s/ ZAN GUERRY Zan Guerry	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)

/s/ ROBERT E. BOSWORTH Robert E. Bosworth	President and Chief Operating Officer and Director

/s/ ROBERT B. LONG Robert B. Long	Vice President, Finance (Principal Financial and Accounting Officer)

Samuel E. Allen	Director

/s/ RUTH W. BRINKLEY Ruth W. Brinkley	Director

/s/ GARY D. CHAZEN Gary D. Chazen	Director

/s/ PHILIP H. SANFORD Philip H. Sanford	Director

/s/ BILL W. STACY Bill W. Stacy	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1 *	Form of Underwriting Agreement

4.1 (a)	Restated Charter of Chattem, Inc., as amended

4.2 (b)	Amended and Restated By-Laws of Chattem, Inc., as amended

4.3 (c)	Rights Agreement dated January 27, 2000 between Chattem, Inc. and SunTrust Bank, Atlanta, N.A.

4.4 (d)	Indenture dated as of February 26, 2004 among Chattem, Inc., its domestic subsidiaries and SouthTrust Bank, as trustee, relating to the Floating Rate Senior Notes due 2010

4.5 (d)	Indenture dated as of February 26, 2004 among Chattem, Inc., its domestic subsidiaries and SouthTrust Bank, as trustee, relating to the 7% Senior Subordinated Notes due 2014

4.6 (e)	First Amendment to and Supplemental Indenture dated July 25, 2006 among Chattem, Inc., its domestic subsidiaries and U.S. Bank, National Association, as successor trustee, relating to the 7% Senior Subordinated Notes due 2014

4.7 (f)	Indenture dated as of November 22, 2006 between Chattem, Inc. and U.S. Bank, National Association, as trustee, relating to 2% Convertible Senior Notes due 2013

4.8 (f)	Registration Rights Agreement dated November 22, 2006 among Chattem, Inc. and the purchasers of the 2% Convertible Senior Notes due 2013

4.9 (g)	Indenture dated as of April 11, 2007 between Chattem, Inc., and U.S. Bank, National Association, as trustee, relating to 1.625% Convertible Senior Notes due 2014

4.10 (g)	Registration Rights Agreement dated April 11, 2007 between Chattem, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.11	Form of Indenture to be entered into between Chattem, Inc. and U.S. Bank National Association

4.12 *	Specimen of Chattem, Inc. Common Stock Certificate

4.13 *	Form of Debt Securities

4.14 *	Certificate of Designation of Preferred Stock

4.15 *	Form of Warrant Agreement (including form of warrant certificate)

4.16 *	Form of Stock Purchase Contract (including form of stock purchase certificate) and, if applicable, Pledge Agreement

4.17 *	Form of Depositary Agreement with respect to Depositary Shares (including form of depositary receipt)

5.1	Opinion of Miller & Martin PLLC

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Miller & Martin PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature pages to this registration statement)

25.1	Form T-1 Statement of Eligibility of Trustee

*	To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.

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(a)	Incorporated by reference to an exhibit to the registrant’s Annual Report on Form 10-K for the year ended November 30, 1992 and to each of the following amendments thereto: (i) Exhibit 4.2 to the registrant’s registration statement on Form S-8 filed on June 2, 1999, (ii) Exhibit 3 to the registrant’s Annual Report on Form 10-K for the year ended November 30, 1999 and (iii) Appendix B to the registrant’s Proxy Statement on Schedule 14A filed March 4, 2005.
(b)	Incorporated by reference to Exhibit 4 to the registrant’s Annual Report on Form 10-K for the year ended November 30, 1995 and to each of the following amendments thereto: (i) Exhibit 3 to the registrant’s Current Report on Form 8-K filed February 1, 2000, (ii) Exhibit 99.2 to the registrant’s Current Report on Form 8-K/A filed on August 31, 2005 and (iii) Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on November 13, 2007.
(c)	Incorporated by reference to Exhibit 1 to the registrant’s registration statement on Form 8-A filed February 1, 2000.
(d)	Incorporated by reference to an exhibit to the registrant’s Form S-4 filed March 22, 2004.
(e)	Incorporated by reference to an exhibit to the registrant’s Form 8-K filed July 19, 2006, as supplemented by Form 8-K filed July 26, 2006.
(f)	Incorporated by reference to an exhibit to the registrant’s Form 8-K filed November 29, 2006.
(g)	Incorporated by reference to an exhibit to the registrant’s Form 8-K filed April 17, 2007.

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